UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 8, 2020

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2020, Boxlight Corporation, a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group, LLC, a Delaware limited liability company (“Maxim”), pursuant to which Maxim agreed to underwrite the public offering (the “Offering”) of 13,333,333 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $0.75 per share. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 2,000,000 shares of Class A common stock at the public offering price less discounts and commissions. Maxim is acting as sole-bookrunner and National Securities Corporation (“National”) is acting as co-manager for the Offering. Gross proceeds, before underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $10.0 million. As compensation for underwriting the Offering, Maxim will receive an underwriting discount of 7% and will also be reimbursed for up to $85,000 in underwriting expenses.

The offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-238634) previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

The offering is expected to close on or about June 11, 2020, subject to customary closing conditions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Simultaneous with the Company’s entry into the Underwriting Agreement, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Underwriting Agreement, dated June 8, 2020, between Boxlight Corporation and Maxim Group, LLC.
99.1	Press Release, dated June 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2020

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown
Title:	Chief Financial Officer